UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 15, 2016

SEQUENOM, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3595 JOHN HOPKINS COURT
SAN DIEGO, CALIFORNIA 92121
(Address of Principal Executive Offices)
(858) 202-9000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed below in Item 5.07, Sequenom, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Amended 2006 Plan”) to, among other things, increase the number of shares of the Company’s common stock available for issuance under the Amended 2006 Plan by an additional 5,386,000 shares. A summary of the material terms of the Amended 2006 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2016. That summary is qualified in its entirety by reference to the text of the Amended 2006 Plan, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed below in Item 5.07, the Company held its Annual Meeting at which the Company’s stockholders approved a proposal to amend the Company’s Restated Bylaws, as amended, to provide that the Company’s board of directors, or any individual director, may be removed at any time, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors (the “Bylaws Amendment”). The foregoing summary of the Bylaws Amendment is qualified in its entirety by reference to the text of the Bylaws Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 15, 2016, the Company held the Annual Meeting. As of April 18, 2016, the record date for the Annual Meeting, 119,216,003 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 99,891,284 shares of common stock were present in person or represented by proxy for the five proposals summarized below.

Proposal 1: Election of directors

The Company’s stockholders elected the eight persons listed below to serve until the Company’s 2017 Annual Meeting of Stockholders. The final voting results are as follows:

Director	For	Against	Abstain	Broker Non-Votes
Kenneth F. Buechler	35,440,044	0	3,806,311	60,644,929
Myla Lai-Goldman	34,506,677	0	4,739,678	60,644,929
Richard A. Lerner	35,365,471	0	3,880,884	60,644,929
Ronald M. Lindsay	35,422,884	0	3,823,471	60,644,929
Catherine J. Mackey	35,225,739	0	4,020,616	60,644,929
David Pendarvis	35,565,551	0	3,680,804	60,644,929
Charles P. Slacik	35,116,392	0	4,129,963	60,644,929
Dirk van den Boom	35,657,363	0	3,588,992	60,644,929

Proposal 2: Approval of the Company’s Amended 2006 Plan

The Company’s stockholders approved the Amended 2006 Plan to, among other things, increase the number of shares of the Company’s common stock available for issuance under the Amended 2006 Plan by an additional 5,386,000 shares. The final voting results are as follows:

2

For	Against	Abstain	Broker Non-Votes
33,364,241	5,737,477	144,637	60,644,929

Proposal 3: Approval of an amendment to the Company’s Restated Bylaws, as amended

The Company’s stockholders approved an amendment to the Company’s Restated Bylaws, as amended, to provide that the Company’s board of directors, or any individual director, may be removed at any time, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
92,016,144	7,219,966	655,174	0

Proposal 4: Approval, on an advisory basis, of the compensation of the Company’s named executive officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
33,828,198	5,087,329	330,828	60,644,929

Proposal 5: Ratification of the selection of independent registered public accounting firm

The Company’s stockholders ratified the selection by the Audit Committee of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
92,601,895	6,613,278	676,111	0

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

3.1    Amendment to Restated Bylaws, as amended, of Sequenom, Inc.
99.1    Amended and Restated 2006 Equity Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: June 17, 2015	By:	/s/ Jeffrey D. Linton
Jeffrey D. Linton
Senior Vice President, General Counsel & Secretary

4